UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2010

Newmont Mining Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 South Fiddlers Green Circle, Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 863-7414

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On April 23, 2010, Newmont Mining Corporation, a Delaware corporation (the “Company”), held its Annual Meeting of Stockholders (the “Annual Meeting”). The following matters were voted upon at the Annual Meeting: (1) the election of directors; (2) ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2010; (3) to consider and act upon a stockholder proposal to approve special stockholder meetings, giving holders of 10% of the Company’s outstanding common stock the power to call special stockholder meetings; and (4) to consider and act upon a stockholder proposal to approve majority voting for the election of directors in a non-contested election.

All matters voted on at the Annual Meeting were approved, except proposal No. 3 which was defeated. The voting results were as follows:

Proposal #1 – Election of Directors.

Name	Votes For	Votes Withheld
Glen A. Barton	291,853,260	59,652,274

Vincent. A. Calarco	291,952,043	59,553,491

Joseph A. Carrabba	332,328,828	19,176,706

Noreen Doyle	332,927,956	18,577,578

Veronica M. Hagen	335,485,737	16,019,797

Michael S. Hamson	291,934,487	59,571,047

Robert J. Miller	332,420,344	19,085,190

Richard T. O’Brien	291,900,938	59,604,596

John B. Prescott	335,407,276	16,098,258

Donald C. Roth	278,483,387	73,022,147

James V. Taranik	335,484,372	16,021,162

Proposal #2 — Ratification of Auditors.

Votes For	377,374,621

Votes Against	4,814,522

Abstentions	884,834

Proposal #3 — Stockholder Proposal – Special Stockholders Meeting.

Votes For	174,023,994

Votes Against	174,746,053

Abstentions	2,735,486

Broker Non-Votes	31,568,444

Proposal #4 – Stockholder Proposal – Majority Vote.

Votes For	184,088,283

Votes Against	166,259,716

Abstentions	1,157,534

Broker Non-Votes	31,568,444

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Jeffrey K. Reeser
Name: Jeffrey K. Reeser
Title: Vice President and Secretary

Dated: April 28, 2010

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